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                                                                   Exhibit 10.64



                             SUPPLEMENTAL AGREEMENT


                                  in respect of


                     LOAN AGREEMENT DATED SEPTEMBER 30, 1998


                                     between


                             LAM RESEARCH CO., LTD.
                                   as Borrower


                THE BANKS AND FINANCIAL INSTITUTIONS NAMED HEREIN
                                   as Lenders


                        ABN AMRO BANK N.V., TOKYO BRANCH
                                    as Agent


                                       and


                        ABN AMRO BANK N.V., TOKYO BRANCH
                                as Initial Lender



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THIS SUPPLEMENTAL AGREEMENT is entered into on the 25th of December, 1998

BETWEEN:

(1) LAM RESEARCH CO., LTD., a Japanese corporation having its registered office at 1-1-10, Oyama, Sagamihara-shi, Kanagawa Prefecture, Japan as borrower (the "BORROWER");

(2) THE BANKS AND FINANCIAL INSTITUTIONS NAMED IN THE SIGNATURE PAGE HEREOF as lenders (collectively, the "LENDERS" and each a "LENDER");

(3) ABN AMRO BANK N.V. acting through its TOKYO BRANCH, a branch licensed in Japan and having its registered office at Shiroyama JT Mori Building, 4-3-1, Toranomon, Minato-ku, Tokyo 105-6013, Japan, as agent of the Lenders (in such capacity, the "AGENT"); and

(4) ABN AMRO BANK N.V. acting through its TOKYO BRANCH, a branch licensed in Japan and having its registered office at Shiroyama JT Mori Building, 4-3-1, Toranomon, Minato-ku, Tokyo 105-6013, Japan, as the initial lender (the "INITIAL LENDER").


WHEREAS:

(A) The Borrower, the Initial Lender and the Agent have entered into a Loan Agreement dated September 30, 1998 (the "ORIGINAL AGREEMENT"), pursuant to which the Initial Lender has provided a loan to the Borrower in the amount of (Y)1,700,000,000; and

(B) The parties hereto wish to amend certain terms of the Original Agreement, to the extent provided below.

IT IS HEREBY AGREED as follows:-

1.      GENERAL

        (1) Terms defined in the Original Agreement (if applicable, as amended by this Agreement) shall, when used in this Agreement (including in the Recital), have the same meanings herein as therein, unless otherwise specifically provided herein.

        (2) Except insofar as amended by this Agreement, the Original Agreement shall continue in full force and effect and shall be read and construed as one with this Agreement. Upon this Agreement taking effect, references in the Original Agreement to "this Agreement", "herein", "hereunder" and other similar expressions shall be deemed to be references to the Original Agreement to the extent amended and restated by this Agreement.

        (3) This Agreement shall be governed by and construed in accordance with the laws of Japan and the provisions of Clause 18.2 (Jurisdiction) of the Original Agreement shall be deemed to apply to this Agreement as though they were set out in full herein.



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        (4) The headings are for convenience of reference only and shall not affect the construction hereof.

        (5) This Agreement may be signed in any number of counterparts. Any single counterpart or a set of counterparts signed, in either case, by all the parties hereto shall constitute a full and original agreement for all purposes.

2.      AMENDMENT TO ORIGINAL AGREEMENT

        Subject to Clause 4 hereof, effective as of December 25, 1998 (the "EFFECTIVE DATE"), the Original Agreement shall be amended as follows:

        (1) Clause 5.3 of the Original Agreement shall be amended in its entirety to read as follows:

        (a) The Margin shall be (i) in respect of the period from and including the Drawdown Date to and including the date immediately preceding December 25, 1998 (the "EFFECTIVE DATE"), 0.90 percent per annum and (ii) in respect of the period from and including the Effective Date to and including December 26, 1999, 1.50 percent per annum.

        (b) On or after December 27, 1999, the Margin shall be, in respect of any Margin Period:

               (i) if the Guarantor does not have net profits of greater than US$1, as determined in accordance with generally accepted accounting principles and practices in the United States of America as consistently applied, during both the fiscal quarter ending on September 26, 1999 and the fiscal quarter ending on December 26, 1999, 1.50 percent per annum;

               (ii) if the Guarantor has net profits of greater than US$1, as determined in accordance with generally accepted accounting principles and practices in the United States of America as consistently applied, during both the fiscal quarter ending on September 26, 1999 and the fiscal quarter ending on December 26, 1999 and the Senior Indebtedness Ratio of the Guarantor as set forth in the quarterly financial statements and information of the Guarantor for the fiscal quarter ending immediately preceding the first day of the relevant Margin Period is less than 0.10, 0.75 percent per annum;

               (iii) if the Guarantor has net profits of greater than US$1, as determined in accordance with generally accepted accounting principles and practices in the United States of America as consistently applied, during both the fiscal quarter ending on September 26, 1999 and the fiscal quarter ending on December 26, 1999 and the Senior Indebtedness Ratio of the Guarantor as set forth in the quarterly financial statements and information of the Guarantor for the fiscal quarter ending immediately preceding the first day of the relevant Margin Period is greater than or equal to 0.10 but less than 0.15, 1.00 percent per annum; or




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               (iv)   if the Guarantor has net profits of greater than US$1, as
                      determined in accordance with generally accepted accounting principles and practices in the United States of America as consistently applied, during both the fiscal quarter ending on September 26, 1999 and the fiscal quarter ending on December 26, 1999 and the Senior Indebtedness Ratio of the Guarantor as set forth in the quarterly financial statements and information of the Guarantor for the fiscal quarter ending immediately preceding the first day of the relevant Margin Period is greater than or equal to 0.15 but less than or equal to 0.25, 1.25 percent per annum.

        (c) Notwithstanding the provisions of Clauses 5.3(a) and 5.3(b), if and so long as cash collateral is deposited by the Borrower in accordance with Clause 10.1(h), the Margin applicable to the portion of the Loan that corresponds to the amount of such cash collateral shall be 0.30 percent per annum.

        (d) Notwithstanding the provisions of Clause 5.3(b), if the Guarantor fails to deliver to the Agent the financial statements and information required under clause (i) and (ii) of Subparagraphs 4(a) of the Guaranty within the time periods set forth therein, the Margin shall be, in respect of any period from and including the fifteenth day following the date of such failure to and including the fifteenth day following receipt by the Agent of such financial statements and information (at which time Clause 5.3(b) or 5.3(c) above, as applicable, shall apply), 1.50 percent per annum.

        (e) Except where item (i) of Clause 5.3(b) above shall be applicable, the Borrower shall notify the Agent of the Senior Indebtedness Ratio of the Guarantor applicable to each Margin Period and shall submit Margin Certificates (duly completed and signed by a duly authorized officer of the Guarantor), and supporting evidence in respect thereof on or before the first day of such Margin Period.

        (2) The following Clause 10.1(h) shall be inserted immediately after Clause 10.1(g) of the Original Agreement:

               (h) No later than March 1, 1999, the Borrower shall deposit cash collateral in the amount of(Y)850,000,000 with ABN AMRO Bank N.V., acting through its Tokyo Branch (the "INITIAL LENDER") at the Borrower's account (current account, account No.: [ ]) at the Initial Lender (the "COLLATERAL ACCOUNT"). To secure the Borrower's obligations to the Initial Lender under this Agreement, as of the date the Borrower deposits such cash collateral in the Collateral Account, the Borrower hereby creates a pledge (shichiken) in favor of the Initial Lender over all its rights and interests in and to the Collateral Account and any moneys and balances from time to time deposited therein or standing to the credit thereto or any proceeds thereof and submits a passbook or deposit certificate for the Collateral Account to the Initial Lender. The Borrower shall also take such necessary steps as the Initial Lender reasonably requires


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                      in order to satisfy the Initial Lender that such cash
                      collateral is duly pledged or otherwise constitute security to secure the Loan (in part) and is duly perfected. Such cash collateral shall be held by the Initial Lender and may (upon the occurrence of an Event of Default) be applied by the Initial Lender as security against the Borrower's obligations to the Initial Lender under this Agreement or through the exercise by the Initial Lender against such cash collateral of its set-off rights in accordance with Clause 14.1 (it being understood that such cash collateral shall be deposited solely for the benefit of the Initial Lender and Clause 14.2 shall not apply to the application of such cash collateral to discharge the Borrower's obligations to the Initial Lender under this Agreement). The Borrower hereby consents to the Initial Lender's immediate enforcement of such rights and interests as pledgee without any notice or proof and the Initial Lender shall be immediately entitled to apply any funds held at the Collateral Account to satisfy the Borrower's obligations to the Initial Lender under this Agreement. If the Initial Lender has transferred a portion (corresponding to(Y)850,000,000) of its rights, benefits and/or obligations under this Agreement to another person in accordance with Clause 15.4, the Borrower may withdraw the above-mentioned cash collateral.

3.      REPRESENTATIONS AND WARRANTIES

        As of the Effective Date (or, with respect to the obligations of the Borrower set forth in Clause 10.1(h), upon obtaining additional internal and external authorizations, consents and/or approvals which shall occur no later than March 1, 1999) the Borrower represents and warrants to the Agent and the Lenders as follows:

        (1) it has power to enter into this Agreement and perform its obligations hereunder and has taken all necessary action required to authorize the execution and delivery of this Agreement, and the performance of the Original Agreement as amended by this Agreement, upon the terms and conditions of the Original Agreement as amended by this Agreement;

        (2) all necessary consents, approvals and authorizations required in connection with the execution, delivery, performance, validity or enforceability of this Agreement have been obtained and made and are in full force and effect and each of this Agreement and the Original Agreement as amended by this Agreement constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms;

        (3) the execution, delivery and performance of this Agreement and the performance of the Original Agreement as amended by this Agreement will not violate, result in a breach of, or constitute a default under, any provision of any indenture, contract or other undertaking to which the Borrower is a party or by which it or its property is bound or of any law or any regulation or, of any order, writ, or decree applicable to it; and



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        (4) no event has occurred and no condition exists which, with the giving of notice or lapse of time or the satisfaction of any other condition, would constitute an Event of Default under the Original Agreement as amended by this Agreement.

4.      CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT

        (1) The provisions of Clause 2 hereof shall not come into effect until the Agent has received (i) a First Amendment to Guaranty in form and substance satisfactory to Agent duly executed by Guarantor and (ii) a confirmation letter from the Guarantor substantially in the form of Annex A attached hereto.

        (2) The effectiveness of Clause 2 hereof is subject to the further condition precedent that as of the Effective Date the representations and warranties made by the Borrower in Clause 3 hereof are true and accurate as if the same had been made on such date.

5.      FEES AND EXPENSES

        The Borrower shall reimburse the Agent and the Lenders for all reasonable expenses incurred by it in connection with the negotiation, preparation and execution of this Agreement (including all legal fees and expenses and any stamp and other duties and taxes to which this Agreement is subject).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first before written.


THE BORROWER

LAM RESEARCH CO., LTD.



By:
   --------------------------------
   Name:
   Title:



THE AGENT AND (INITIAL) LENDER

ABN AMRO BANK N.V., TOKYO BRANCH



By:
   --------------------------------
   Name:
   Title:



By:
   --------------------------------



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                                     ANNEX A

                    [LETTERHEAD OF LAM RESEARCH CORPORATION]


                                                          Date: December 25,1998

ABN AMRO Bank N.V.
Tokyo Branch
as Agent
to the Loan Agreement referred to below
Shiroyama JT Mori Building
4-3-1, Toranomon,
Minato-ku, Tokyo 105-6013
Japan

Dear Sirs:

                               Re: Loan Agreement

               We refer to a Loan Agreement dated September 30, 1998 (the "ORIGINAL AGREEMENT") between Lam Research Co., Ltd. ("LAM JAPAN") as Borrower, the banks and financial institutions named therein as Lenders, and ABN AMRO Bank N.V., Tokyo Branch as Agent and a Supplemental Agreement dated December 25, 1998 (the "SUPPLEMENTAL AGREEMENT") between Lam Japan as Borrower, the banks and financial institutions named therein as Lenders, and ABN AMRO Bank N.V., Tokyo Branch as Agent and Initial Lender. Terms defined in the Original Agreement as amended by the Supplemental Agreement shall have the same meanings herein, unless otherwise defined herein.

               We give consent to the amendments of the Original Agreement by the Supplemental Agreement and confirm that our obligations and liabilities under the Guaranty dated as of September 30, 1998 executed by us in connection with the Original Agreement will continue and remain in full force and effect with respect to the Original Agreement as amended, except to the extent amended pursuant to that certain First Amendment to Guaranty dated as of the date hereof.



                                    Very truly yours,

                                    LAM RESEARCH CORPORATION


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title: